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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 24, 1996


                                  PHAMIS, INC.
             (Exact name of registrant as specified in its charter)

         Washington                 0-25078                      91-1141795
(State of other jurisdiction    (Commission File              (I.R.S. Employer
     of incorporation)              Number)                  Identification No.)

1001 Fourth Avenue Plaza, Suite 1500, Seattle, Washington            98154-1144
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (206) 622-9558



Item 5.  Other Events.

     On July 24, 1996, the Board of Directors of PHAMIS, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the common stock, par value $0.0025 per share, of the Company (the "Common Stock"), to shareholders of record at the close of business on July 31, 1996. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.0025 per share (the "Preferred Stock"), at a purchase price of $105 per one one-thousandth of a share of Preferred Stock, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Interstate Bank of Washington, N.A., as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) the expiration of the Company's redemption rights following a public announcement that a person or group of affiliated or associated persons, with certain exceptions (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as the Continuing Directors (as defined in the Rights Agreement) shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 31, 1996, will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated

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with the Common Stock represented by such certificate.  Pursuant to the Rights
Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date (unless sooner redeemed or exchanged) and will expire at the close of business on July 31, 2006 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that, any Acquiring Person becomes the beneficial owner of 15% or more of Common Stock (other than pursuant to an offer for all outstanding shares of Common Stock which the Continuing Directors (as defined in the Rights Agreement) determine to be fair to and otherwise in the best interests of the Company and its shareholders) each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     For example, at an exercise price of $105 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $210 worth of Common Stock (or other consideration, as noted above) for $105. Assuming that the Common Stock had a per share value of $21 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $105.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the Common Stock is changed or exchanged (other than in a merger which follows and is on the same terms as an offer described in the second preceding paragraph), or (ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership less than 15% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption

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of the Rights, the Rights will terminate and the only right of the holders of
Rights will be to receive the $0.01 redemption price.

     After there is an Acquiring Person the Board of Directors may elect to exchange each Right (other than Rights that have become null and void as described above) for one share of Common Stock (or other equivalent securities) per Right pursuant to the terms of the Rights Agreement.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1 per share and 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a liquidation payment equal to $10 per share in preference to the Common Stock. Each share of Preferred Stock will have 1,000 votes per share, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group other than an exempt person that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person or group other than an exempt person has acquired beneficial ownership of 15% or more of the Common Stock, because until such time the Rights may generally be redeemed by the Company at $0.01 per Right.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     The Rights Agreement between Phamis, Inc. and First Interstate Bank of Washington, N.A. as Rights Agent, which includes as Exhibit B thereto the form of Rights Certificate, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.  Financial Statements and Exhibits

         Exhibits

                 3.1 Amended and Restated Articles of Incorporation of the Company, amended and restated as of October 26, 1994

                 3.2 Amendment to Articles of Incorporation, dated as of July 24, 1996

                 4.1 Rights Agreement dated as of July 24, 1996 by and between Phamis, Inc. and First Interstate Bank of Washington, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated August 1, 1996)

                99.1     Press Release, dated July 29, 1996

                99.2 Form of letter to shareholders to be mailed with copies of the summary of rights, dated July 31, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PHAMIS, INC.



Date:  August 1, 1996         By: /s/ Gregg W. Blodgett
                                  --------------------------------------
                                  Gregg W. Blodgett
                                  Vice President of Administration and
                                  Finance, Treasurer and Controller

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                                 EXHIBIT INDEX
                                       to
                           CURRENT REPORT ON FORM 8-K


     3.1 Amended and Restated Articles of Incorporation of the Company, amended and restated as of October 26, 1994

     3.2  Amendment to Articles of Incorporation, dated as of July 24, 1996

     4.1 Rights Agreement dated as of July 24, 1996 by and between Phamis, Inc. and First Interstate Bank of Washington, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated August 1, 1996)

    99.1  Press Release, dated July 29, 1996

    99.2 Form of letter to shareholders to be mailed with copies of the summary of rights.

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